UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2019

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SHW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On November 11, 2019, John G. Morikis, Chairman and Chief Executive Officer of The Sherwin-Williams Company (“Sherwin-Williams”), adopted a pre-arranged stock trading plan (the “Plan”) designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish a pre-arranged plan to buy or sell company stock. For Mr. Morikis, the Plan will facilitate the orderly exercise of employee stock options and the sale of shares of Sherwin-Williams common stock acquired from such option exercises for personal financial planning purposes, with the goal of minimizing any market impact and avoiding any concerns about transactions occurring at a time when Mr. Morikis may possess material, non-public information. In accordance with Rule 10b5-1, Mr. Morikis will not have subsequent discretion or control over the timing or effectuation of any transactions under the Plan.

Under the terms of the Plan, Mr. Morikis may exercise up to 43,783 employee stock options and sell the shares acquired from such option exercises. The Plan provides for transactions to occur during specified periods through June 11, 2020.

Mr. Morikis continues to be subject to, and currently significantly exceeds, Sherwin-Williams’ stock ownership guidelines, pursuant to which he is required to hold shares of Sherwin-Williams stock equal in value to at least six times his base salary.

Any transactions under the Plan will be disclosed publicly through Form 4 and Form 144 (if applicable) filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

November 15, 2019	By:	/s/ Mary L. Garceau
Mary L. Garceau
Senior Vice President, General Counsel and Secretary

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